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Fingerhut Receivables, Inc.                   Fingerhut Master Trust                                               Monthly Report
Certificateholder's Statement                      Series 1994-1                                                           Aug-96
Section 5.2                                       Class A           Class B          Class C           Class D         Total

(i)   Certificate Amount                       715,900,000.00    92,050,000.00    92,050,000.00   122,728,000.00 1,022,728,000.00
(ii)  Certificate Principal Distributed                  0.00             0.00             0.00                              0.00
(iii) Certificate Interest Distributed           3,536,993.44       478,564.11       510,270.23                      4,525,827.78
Total Distribution per $1,000 Certificate
Certificate Principal Distributed per $1,000        0.0000000        0.0000000        0.0000000
Certificate Interest Distributed per $1,000         4.9406250        5.1989583        5.5434028
(iv) Principal Collections                      56,703,695.64     7,290,927.77     7,290,927.77     9,641,999.40     80,927,550.59
(v)  Imputed Yield Collections                  18,901,231.88     2,430,309.26     2,430,309.26     3,213,999.80     26,975,850.20
     Recoveries                                  2,085,761.24       268,185.95       268,185.95       356,801.28      2,978,934.42
     Interest Earned on Prefunded Accounts               0.00             0.00             0.00             0.00              0.00
Total Imputed Yield Collections                 20,986,993.12     2,698,495.21     2,698,495.21     3,570,801.08     29,954,784.62
	Total Collections                       77,690,688.76     9,989,422.98     9,989,422.98    13,212,800.48    110,882,335.20
(vi) Aggregate Amount of Principal Receivables                                                                    1,226,268,709.16
     Invested Amount (End of Month)            715,900,000.00    92,050,000.00    92,050,000.00   122,728,000.00  1,022,728,000.00
     Floating Allocation Percentage                58.3803529%       7.5065114%       7.5065114%      10.0082469%       83.4016225%
     Invested Amount (Beginning of Month)      715,900,000.00    92,050,000.00    92,050,000.00   122,728,000.00  1,022,728,000.00
     Average Daily Invested Amount                                                                                1,021,966,759.30
(vii)  Receivable Delinquencies (As a % of Total Receivables)
	Current                                         73.03%     1,194,025,334.57
	30 Days to 59 Days                               7.15%       116,945,740.31
	60 Days to 89 Days                               4.89%        79,971,556.41
	90 Days and Over                                14.93%       244,082,314.26
	   Total Receivables                           100.00%     1,635,024,945.55
(viii) Aggregate Investor Default Amount                              19,459,868.78
       As a % of Average Daily Invested Amount                                19.91%
       (Annualized based on 366 days/year)
(ix)  Certificate Charge-Offs
       Class A                                                                 0.00
       Class B                                                                 0.00
       Class C                                                                 0.00
       Class D                                                                 0.00
       Total Certificate Charge-Offs                                           0.00
(x)   Servicing Fee
       Class A                                                         1,193,166.80
       Class B                                                           153,416.55
       Class C                                                           153,416.55
       Class D                                                           204,546.65
       Total Servicing Fee                                             1,704,546.55
(xi)  Pool Factor
       Class A                                                            1.0000000
       Class B                                                            1.0000000
       Class C                                                            1.0000000
(xii) Reallocated Principal Collections
       Class B                                                                 0.00
       Class C                                                                 0.00
       Class D  ** Everything reimbursed by fiscal month end.          4,109,886.49
(xiii) Excess Funding Account Balance                                          0.00
       Prefunding Account Balance                                              0.00
(xiv) Class C Trigger Event Occurrence                                         None
      Class C Reserve Amount                                                   N/A
Average Net Portfolio Yield                                                 10.7388%
Minimum Base Rate                                                            7.8398%
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